UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2005

Global Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31505	23-3020677

(Commission File Number)	(IRS Employer Identification No.)

5000 Legacy Drive, Ste.470
Plano, Texas	75024

(Address of Principal Executive Offices)	(Zip Code)

(972) 943-6040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      On May 20, 2005, the Board of Directors of Global Energy Group, Inc. (“GEG”) appointed Mr. James “Jim” Majewski as a member of the Board of Directors of GEG.

      Mr. Majewski is Chief Executive Office and President of Cherokee Nations Industries, Inc. (“CNI”) a tribal owned Oklahoma corporation. CNI currently manufactures GEG’s products and an affiliate of CNI, Cherokee Nation Distributors, L.L.C., distributes the Company’s products. In addition, CNI has entered into a Unit Purchase Agreement, dated May 18, 2005, with Global Energy Acquisition Group, L.L.C. and the owners of Global Energy Distribution Group, L.L.C., which, if consummated, would result in CNI acquiring at least 51% of the fully diluted voting power in the Company. The Unit Purchase Agreement is subject to numerous conditions precedent to its consummation.

      Mr. Majewski fills the Board position vacated upon the May 5, 2005, resignation of Mr. Carlos J. Coe as a director of GEG. Mr. Coe has not expressed any disagreement with GEG on any matter relating to GEG’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release issued by Global Energy Group, Inc. on June 8, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY GROUP, INC.
/s/ John R. Bailey
John R. Bailey, Interim CEO, President and CFO

Date: June 7, 2005